Exhibit 99.1
CLEAR CHANNEL OUTDOOR HOLDINGS, INC.
REPORTS RESULTS FOR THE THIRD QUARTER OF 2022
----------------
San Antonio, TX, November 8, 2022 – Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) (the “Company”) today reported financial results for the quarter ended September 30, 2022.
“Our strong third quarter revenue results, excluding the impact of movements in foreign exchange rates, reflect the resiliency of our platform and the continued execution of our strategic plan, which we detailed during our Investor Day in September,” said Scott Wells, Chief Executive Officer of Clear Channel Outdoor Holdings, Inc. “This performance was at the high end of our consolidated revenue guidance and supported by broad-based demand from advertisers, with notable strength across our digital footprint in the Americas and Europe.
“Our team is focused on executing on our digital transformation and our efforts to innovate and modernize how we do business and integrate our solutions with our partners and customers. We’re progressing in giving them the kind of experience they expect from digital media, which we believe contributes to our growth now and in the future.
“Looking ahead, our business remains healthy as advertisers continue to tap the out-of-home market, the last mass visual medium, to reach consumers on the move. We’re keeping a close eye on business trends and have the levers to moderate our costs should the need arise, and we remain committed to maintaining ample liquidity on our balance sheet.
“Finally, we are continuing to conduct a review of strategic alternatives for our European business with the goal of optimizing our portfolio in the best interests of our shareholders with our resulting greater focus on our core Americas business.”
Financial Highlights:
Financial highlights for the third quarter of 2022 as compared to the same period of 2021, including financial highlights excluding movements in foreign exchange rates (“FX”)1:

(In millions)	Three Months Ended September 30, 2022	% Change
Revenue:
Consolidated Revenue	$602.9	1.1%
Excluding movements in FX1	642.9	7.8%
Americas Revenue	346.5	8.6%
Europe Revenue	239.2	(8.9)%
Excluding movements in FX1	278.7	6.1%

Net Loss:
Consolidated Net Loss	(38.8)	(4.9)%

Adjusted EBITDA[1]:
Adjusted EBITDA[1]	129.5	(5.0)%
Excluding movements in FX1	131.2	(3.8)%
Americas Segment Adjusted EBITDA[1]	144.7	4.1%
Europe Segment Adjusted EBITDA[1]	15.1	(51.7)%
Excluding movements in FX1	18.0	(42.5)%
1See “Supplemental Disclosure Regarding Segment Adjusted EBITDA and Non-GAAP Financial Information” section herein for explanations of these financial measures.

Guidance:
Our expectations for the fourth quarter of 2022 are as follows:

	Fourth Quarter of 2022
(in millions)	Low	High
Consolidated Revenue[1]	$740	$765
Americas	370	380
Europe[1]	345	360
1Excludes movements in FX
We are in line with the full year 2022 guidance previously provided in our press release issued on September 8, 2022, which was furnished in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on that same date, with the exception of Consolidated net loss, which we have updated in the table below. Our revised full year 2022 guidance is as follows:

	Full Year of 2022
(in millions)	Low	High
Consolidated Revenue[1]	$2,600	$2,635
Americas	1,355	1,375
Europe[1]	1,170	1,190
Consolidated Net Loss[1]	(165)	(138)
Adjusted EBITDA[1,2]	560	590
Segment Adjusted EBITDA[2]
Americas	555	570
Europe[1]	130	145
Corporate Expenses[1]	159	169
Adjusted Corporate Expenses[1,2]	125	135
Capital Expenditures	185	205
Americas	105	115
Europe	65	75
Adjusted Funds from Operations (“AFFO”)[1,2]	160	180
1Excludes movements in FX
2See “Supplemental Disclosure Regarding Segment Adjusted EBITDA and Non-GAAP Financial Information” section herein for explanations of these financial measures.
Expected results and estimates may be impacted by factors outside of the Company’s control, and actual results may be materially different from this guidance. See “Cautionary Statement Concerning Forward-Looking Statements” herein.

Results:
Revenue:

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2022	2021		2022	2021
Revenue:
Americas	$346,519	$319,020	8.6%	$987,790	$802,524	23.1%
Europe	239,197	262,568	(8.9)%	736,616	659,216	11.7%
Other	17,191	14,828	15.9%	47,569	36,666	29.7%
Consolidated Revenue	$602,907	$596,416	1.1%	$1,771,975	$1,498,406	18.3%

Revenue excluding movements in FX1:
Americas	$346,519	$319,020	8.6%	$987,790	$802,524	23.1%
Europe	278,678	262,568	6.1%	824,681	659,216	25.1%
Other	17,666	14,828	19.1%	48,324	36,666	31.8%
Consolidated Revenue excluding movements in FX	$642,863	$596,416	7.8%	$1,860,795	$1,498,406	24.2%
1See “Supplemental Disclosure Regarding Segment Adjusted EBITDA and Non-GAAP Financial Information” section herein for an explanation of this financial measure.
Revenue for the third quarter of 2022, as compared to the same period of 2021:
Americas: Revenue up 8.6%:
•Revenue up across all major product categories, most notably airport displays
◦Airport display revenue up 45.0% to $62.3 million from $43.0 million
•Digital revenue up 16.6% to $133.7 million from $114.6 million
◦Digital revenue from billboards, street furniture and spectaculars up 6.8% to $97.6 million from $91.4 million
◦Digital revenue from transit, including airports, up 55.2% to $36.1 million from $23.3 million
•National sales comprised 39.7% and 37.1% of total revenue for the three months ended September 30, 2022 and 2021, respectively
Europe: Revenue down 8.9%; excluding movements in FX, up 6.1%:
•Revenue growth driven by transit and street furniture displays
•Digital revenue up 4.8% to $97.3 million from $92.9 million; digital revenue, excluding movements in FX, up 22.4% to $113.7 million
•Revenue up in many countries, most notably Sweden, driven by continued recovery and growth following the lifting of COVID-19 restrictions; partially offset by decrease in France, which rebounded strongly from COVID-19 in prior year
Other: Revenue up 15.9%; excluding movements in FX, up 19.1%:
•Continued recovery from COVID-19 in Latin America

Direct Operating & SG&A Expenses:

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2022	2021		2022	2021
Direct operating & SG&A expenses[1]:
Americas	$202,125	$180,342	12.1%	$584,940	$473,924	23.4%
Europe	225,279	248,120	(9.2)%	692,955	728,023	(4.8)%
Other	14,592	14,403	1.3%	43,879	40,867	7.4%
Consolidated Direct operating & SG&A expenses[2]	$441,996	$442,865	(0.2)%	$1,321,774	$1,242,814	6.4%

Direct operating & SG&A expenses excluding movements in FX3:
Americas	$202,125	$180,342	12.1%	584,940	$473,924	23.4%
Europe	262,046	248,120	5.6%	773,781	728,023	6.3%
Other	15,125	14,403	5.0%	44,750	40,867	9.5%
Consolidated Direct operating & SG&A expenses excluding movements in FX	$479,296	$442,865	8.2%	$1,403,471	$1,242,814	12.9%
1“Direct operating & SG&A expenses” as included throughout this earnings release refers to the sum of direct operating expenses (excluding depreciation and amortization) and selling, general and administrative expenses (excluding depreciation and amortization).
2Consolidated direct operating & SG&A expenses during the three months ended September 30, 2022 and 2021 include restructuring and other costs of $1.5 million and $17.2 million, respectively, including severance and related costs associated with our restructuring plan to reduce headcount in our Europe segment of $0.8 million and $16.3 million, respectively. Consolidated direct operating & SG&A expenses during the nine months ended September 30, 2022 and 2021 include restructuring and other costs of $3.2 million and $36.0 million, respectively, including severance and related costs associated with our restructuring plan to reduce headcount in our Europe segment of $1.2 million and $33.5 million, respectively.
3See “Supplemental Disclosure Regarding Segment Adjusted EBITDA and Non-GAAP Financial Information” section herein for an explanation of this financial measure.
Direct operating and SG&A expenses for the third quarter of 2022, as compared to the same period of 2021:
Americas: Direct operating and SG&A expenses up 12.1%:
•Site lease expense up 10.2% to $113.6 million from $103.1 million driven by higher revenue, most notably in airports
◦Rent abatement reductions of site lease expense of $15.4 million compared to $11.9 million
•Higher production and installation expenses driven by increased sales activity
•Higher compensation costs due in part to increased headcount
•Higher credit loss expense
Europe: Direct operating and SG&A expenses down 9.2%; excluding movements in FX, up 5.6%:
•Site lease expense up 5.2% to $105.9 million from $100.6 million; site lease expense, excluding movements in FX, up 22.1% to $122.9 million driven by lower negotiated rent abatements, lower governmental rent subsidies and higher revenue
◦Rent abatement reductions of site lease expense of $0.7 million compared to $9.6 million
•Higher compensation costs driven by improvements in operating performance
•Partially offset by lower costs for our restructuring plan to reduce headcount
Other: Direct operating and SG&A expenses up 1.3%; excluding movements in FX, up 5.0%:
•Higher site lease expense primarily driven by higher revenue

Corporate Expenses:

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2022	2021		2022	2021
Corporate expenses[1]	$37,433	$41,806	(10.5)%	$120,159	$113,576	5.8%
Corporate expenses excluding movements in FX2	38,285	41,806	(8.4)%	121,840	113,576	7.3%
1Corporate expenses include restructuring and other costs (reversals) of $(0.8) million and $1.5 million during the three months ended September 30, 2022 and 2021, respectively, and $9.7 million and $8.6 million during the nine months ended September 30, 2022 and 2021, respectively. Included within restructuring and other costs were severance and related costs (reversals) associated with our restructuring plan to reduce headcount in our Europe segment of $(0.5) million and $1.1 million during the nine months ended September 30, 2022 and 2021, respectively.
2See “Supplemental Disclosure Regarding Segment Adjusted EBITDA and Non-GAAP Financial Information” section herein for an explanation of this financial measure.
Corporate expenses for the third quarter of 2022, as compared to the same period of 2021:
Corporate expenses down 10.5%; excluding movements in FX, down 8.4%:
•Lower restructuring and other costs
•Lower share-based compensation
Net Loss:

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2022	2021		2022	2021
Consolidated net loss	$(38,780)	$(40,788)	(4.9)%	$(193,826)	$(498,645)	(61.1)%
Adjusted EBITDA1:

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2022	2021		2022	2021
Segment Adjusted EBITDA[1]:
Americas	$144,739	$139,086	4.1%	$403,829	$330,527	22.2%
Europe	15,095	31,271	(51.7)%	45,863	(34,614)	N/A
Other	2,598	425	N/A	3,689	(4,321)	N/A
Total Segment Adjusted EBITDA	162,432	170,782	(4.9)%	453,381	291,592	55.5%
Adjusted Corporate expenses[1]	(32,949)	(34,434)	(4.3)%	(93,537)	(90,633)	3.2%
Adjusted EBITDA[1]	$129,483	$136,348	(5.0)%	$359,844	$200,959	79.1%

Segment Adjusted EBITDA excluding movements in FX1:
Americas	$144,739	$139,086	4.1%	$403,829	$330,527	22.2%
Europe	17,985	31,271	(42.5)%	53,397	(34,614)	N/A
Other	2,540	425	N/A	3,573	(4,321)	N/A
Total Segment Adjusted EBITDA	165,264	170,782	(3.2)%	460,799	291,592	58.0%
Adjusted Corporate expenses excluding movements in FX1	(34,090)	(34,434)	(1.0)%	(95,465)	(90,633)	5.3%
Adjusted EBITDA excluding movements in FX1	$131,174	$136,348	(3.8)%	$365,334	$200,959	81.8%
1See “Supplemental Disclosure Regarding Segment Adjusted EBITDA and Non-GAAP Financial Information” section herein for explanations of these financial measures.

AFFO1:

(In thousands)	Three Months Ended September 30,	Nine Months Ended September 30,
	2022	2022
AFFO[1]	$23,516	$88,427
AFFO excluding movements in FX1	24,322	91,460
1See “Supplemental Disclosure Regarding Segment Adjusted EBITDA and Non-GAAP Financial Information” section herein for explanations of these financial measures. The Company is not a Real Estate Investment Trust (“REIT”). However, the Company competes directly with REITs that present the non-GAAP measure of AFFO and, accordingly, believes that presenting such measure will be helpful to investors in evaluating the Company’s operations with the same terms used by the Company’s direct competitors.
Capital Expenditures:

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2022	2021		2022	2021
Capital expenditures:
Americas	$21,584	$15,857	36.1%	$69,620	$39,988	74.1%
Europe	16,856	12,992	29.7%	43,590	30,298	43.9%
Other	1,106	862	28.3%	2,212	3,082	(28.2)%
Corporate	3,764	2,961	27.1%	8,996	9,070	(0.8)%
Consolidated capital expenditures	$43,310	$32,672	32.6%	$124,418	$82,438	50.9%
Digital displays:
•Americas markets deployed 34 new digital billboards in the third quarter, adding to a total of more than 1,600 digital billboards as of September 30, 2022. Combined with our smaller format digital displays in airports and on shelters, we had a total of more than 4,700 digital displays across the United States as of September 30, 2022.
•Europe markets added 366 new digital displays in the third quarter, adding to a total of 19,200 digital displays as of September 30, 2022.
•Our Latin American markets had more than 800 digital displays as of September 30, 2022.
Clear Channel International B.V.
Our Europe segment consists of the businesses operated by Clear Channel International B.V. (“CCIBV”) and its consolidated subsidiaries. Accordingly, the revenue for our Europe segment is the same as the revenue for CCIBV. Europe Segment Adjusted EBITDA, the segment profitability metric reported in our financial statements, does not include an allocation of CCIBV's corporate expenses that are deducted from CCIBV's operating income (loss) and Adjusted EBITDA.
As discussed above, Europe and CCIBV revenue decreased $23.4 million during the third quarter of 2022 compared to the same period of 2021 to $239.2 million. After adjusting for a $39.5 million impact from movements in FX, Europe and CCIBV revenue increased $16.1 million.
CCIBV operating loss was $14.2 million in the third quarter of 2022 compared to $25.6 million in the same period in 2021.
For a discussion of revenue and direct operating and SG&A expenses driving CCIBV’s Adjusted EBITDA, see the discussion of our Europe Segment Adjusted EBITDA in this earnings release.

Liquidity and Financial Position:
Cash and Cash Equivalents:
As of September 30, 2022, we had $327.4 million of cash on our balance sheet, including $114.5 million of cash held outside the U.S.

(In thousands)	Nine months ended September 30,
2022
Net cash provided by operating activities	$113,988
Net cash used for investing activities	(155,492)
Net cash used for financing activities	(27,147)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(13,189)
Net decrease in cash, cash equivalents and restricted cash	$(81,840)

Cash paid for interest	$217,816
Cash paid for income taxes, net of refunds	$3,824
Debt:
During the nine months ended September 30, 2022, we made principal payments on our Term Loan Facility totaling $15.0 million and expect to make an additional principal payment of $5.0 million during the remainder of the year. Our next material debt maturity is in 2025 when the $375.0 million aggregate principal amount of CCIBV 6.625% Senior Secured Notes is due. However, at our option, we may redeem or repay a portion of our outstanding debt prior to maturity in accordance with the terms of our debt agreements.
We anticipate having approximately $123.5 million of cash interest payment obligations during the remainder of 2022 and $404.0 million of cash interest payment obligations in 2023, assuming current interest rates remain and that we do not refinance or incur additional debt.
Please refer to Table 3 in this earnings release for additional detail regarding our outstanding debt balance.

TABLE 1 - Financial Highlights of Clear Channel Outdoor Holdings, Inc. and its Subsidiaries:

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$602,907	$596,416	$1,771,975	$1,498,406
Operating expenses:
Direct operating expenses(1)	323,543	324,707	976,070	914,221
Selling, general and administrative expenses(1)	118,453	118,158	345,704	328,593
Corporate expenses(1)	37,433	41,806	120,159	113,576
Depreciation and amortization	57,846	65,600	178,830	190,019
Impairment charges	871	—	22,676	118,950
Other operating expense (income), net	3,764	(2,422)	220	(4,045)
Operating income (loss)	60,997	48,567	128,316	(162,908)
Interest expense, net	(92,878)	(84,276)	(262,270)	(267,211)
Loss on extinguishment of debt	—	—	—	(102,757)
Other expense, net	(27,857)	(11,973)	(60,091)	(1,788)
Loss before income taxes	(59,738)	(47,682)	(194,045)	(534,664)
Income tax benefit	20,958	6,894	219	36,019
Consolidated net loss	(38,780)	(40,788)	(193,826)	(498,645)
Less amount attributable to noncontrolling interest	977	43	1,463	(881)
Net loss attributable to the Company	$(39,757)	$(40,831)	$(195,289)	$(497,764)
(1)Excludes depreciation and amortization
Weighted Average Shares Outstanding

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Weighted average common shares outstanding – Basic and Diluted	475,612	469,234	473,787	467,994
TABLE 2 - Selected Balance Sheet Information:

(In thousands)	September 30, 2022	December 31, 2021
Cash and cash equivalents	$327,429	$410,767
Total current assets	971,149	1,134,521
Net property, plant and equipment	755,563	827,246
Total assets	4,986,967	5,299,355
Current liabilities (excluding current portion of long-term debt)	1,006,290	1,091,779
Long-term debt (including current portion of long-term debt)	5,592,182	5,604,953
Stockholders’ deficit	(3,372,810)	(3,193,970)

TABLE 3 - Total Debt:

(In thousands)	September 30, 2022	December 31, 2021
Debt:
Term Loan Facility	$1,940,000	$1,955,000
Revolving Credit Facility[1]	—	—
Receivables-Based Credit Facility[1]	—	—
Clear Channel Outdoor Holdings 5.125% Senior Secured Notes Due 2027	1,250,000	1,250,000
Clear Channel Outdoor Holdings 7.75% Senior Notes Due 2028	1,000,000	1,000,000
Clear Channel Outdoor Holdings 7.5% Senior Notes Due 2029	1,050,000	1,050,000
Clear Channel International B.V. 6.625% Senior Secured Notes Due 2025	375,000	375,000
Other debt[2]	32,774	39,006
Original issue discount	(5,947)	(6,976)
Long-term debt fees	(49,645)	(57,077)
Total debt[3]	5,592,182	5,604,953
Less: Cash and cash equivalents	(327,429)	(410,767)
Net debt	$5,264,753	$5,194,186
1As of September 30, 2022, we had $43.2 million of letters of credit outstanding and $131.8 million of excess availability under the Revolving Credit Facility and $41.5 million of letters of credit outstanding and $83.5 million of excess availability under the Receivables-Based Credit Facility.
2Other debt includes finance leases and a state-guaranteed loan of €30.0 million, or $29.4 million at current exchange rates.
3The current portion of total debt was $21.0 million and $21.2 million as of September 30, 2022 and December 31, 2021, respectively.
Supplemental Disclosure Regarding Segment Adjusted EBITDA and Non-GAAP Financial Information:
Segment Adjusted EBITDA
The Company has two reportable segments, which it believes best reflect how the Company is currently managed: Americas and Europe. The Company’s remaining operating segment, Latin America, does not meet the quantitative threshold to qualify as a reportable segment and is disclosed as “Other.”
Segment Adjusted EBITDA is the profitability metric reported to the Company's chief operating decision maker for purposes of making decisions about allocation of resources to, and assessing performance of, each reportable segment. Segment Adjusted EBITDA is a GAAP financial measure that is calculated as Revenue less Direct operating expenses and SG&A expenses, excluding restructuring and other costs. Restructuring and other costs include costs associated with cost savings initiatives such as severance, consulting and termination costs and other special costs.
Non-GAAP Financial Information
This earnings release includes information that does not conform to U.S. generally accepted accounting principles (“GAAP”), including Adjusted EBITDA, Adjusted Corporate expenses, Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”). The Company presents this information because the Company believes these non-GAAP measures help investors better understand the Company’s operating performance as compared to other out-of-home advertisers, and these metrics are widely used by such companies in practice. Please refer to the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measure below.
The Company defines, and uses, these non-GAAP financial measures as follows:
•Adjusted EBITDA is defined as consolidated net income (loss), plus: income tax expense (benefit); all non-operating expenses (income), including other expense (income), net, loss on extinguishment of debt, and interest expense, net; other operating expense (income), net; impairment charges; depreciation and amortization; non-cash compensation expenses included within corporate expenses; and restructuring and other costs included within operating expenses. Restructuring and other costs include costs associated with cost savings initiatives such as severance, consulting and termination costs and other special costs.

The Company uses Adjusted EBITDA as one of the primary measures for the planning and forecasting of future periods, as well as for measuring performance for compensation of Company executives and other members of Company management. The Company believes Adjusted EBITDA is useful for investors because it allows investors to view performance in a manner similar to the method used by Company management and helps improve investors' ability to understand the Company’s operating performance, making it easier to compare the Company's results with other companies that have different capital structures or tax rates. In addition, the Company believes Adjusted EBITDA is among the primary measures used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.
•As part of the calculation of Adjusted EBITDA, the Company also presents the non-GAAP financial measure of “Adjusted Corporate expenses,” which the Company defines as corporate expenses excluding restructuring and other costs and non-cash compensation expense.
•The Company uses the National Association of Real Estate Investment Trusts (“Nareit”) definition of FFO, which is consolidated net loss before depreciation and amortization of real estate, gains or losses from the disposal of real estate, impairment of real estate, and adjustments to eliminate unconsolidated affiliates and noncontrolling interest. The Company defines AFFO as FFO before: maintenance capital expenditures, straight-line rent effects, depreciation and amortization of non-real estate, loss on extinguishment of debt, amortization of deferred financing costs and discounts, share-based compensation, deferred taxes, restructuring and other costs, transaction costs, foreign exchange transaction gain or loss, non-service related pension costs or benefits, and other items including adjustment for unconsolidated affiliates and noncontrolling interest and nonrecurring infrequent or unusual gains or losses.
The Company is not a Real Estate Investment Trust (“REIT”). However, the Company competes directly with REITs that present the non-GAAP measures of FFO and AFFO and, accordingly, believes that presenting such measures will be helpful to investors in evaluating the Company’s operations with the same terms used by the Company’s direct competitors. The Company calculates FFO in accordance with the definition adopted by Nareit. Nareit does not restrict presentation of non-GAAP measures traditionally presented by REITs by entities that are not REITs. In addition, the Company believes FFO and AFFO are already among the primary measures used externally by the Company’s investors, analysts and competitors in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry. The Company does not use, and you should not use, FFO and AFFO as an indication of the Company’s ability to fund its cash needs or pay dividends or make other distributions. Because the Company is not a REIT, the Company does not have an obligation to pay dividends or make distributions to stockholders and does not intend to pay dividends for the foreseeable future. Moreover, the presentation of these measures should not be construed as an indication that the Company is currently in a position to convert into a REIT.
A significant portion of the Company's advertising operations is conducted in foreign markets, principally Europe, and Company management reviews the results from its foreign operations on a constant dollar basis. The Company presents the GAAP measures of revenue, direct operating and SG&A expenses, corporate expenses and Segment Adjusted EBITDA, as well as the non-GAAP financial measures of Adjusted EBITDA, Adjusted Corporate expenses, FFO and AFFO, excluding movements in foreign exchange rates because Company management believes that viewing certain financial results without the impact of fluctuations in foreign currency rates facilitates period-to-period comparisons of business performance and provides useful information to investors. These measures, which exclude the effects of foreign exchange rates, are calculated by converting the current period's amounts in local currency to U.S. dollars using average foreign exchange rates for the comparable prior period.
Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance or, in the case of Adjusted EBITDA, FFO and AFFO, the Company’s ability to fund its cash needs. In addition, these measures may not be comparable to similar measures provided by other companies. See reconciliations of consolidated net loss to Adjusted EBITDA, corporate expenses to Adjusted Corporate expenses and consolidated net loss to FFO and AFFO in the tables set forth below. This data should be read in conjunction with the Company’s most recent Annual Report on Form 10-K, Form 10-Qs and Form 8-Ks, which are available on the Investor Relations page of the Company’s website at investor.clearchannel.com.

Reconciliation of Consolidated Net Loss to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021
Consolidated net loss	$(38,780)	$(40,788)	$(193,826)	$(498,645)
Adjustments:
Income tax benefit	(20,958)	(6,894)	(219)	(36,019)
Other expense, net	27,857	11,973	60,091	1,788
Loss on extinguishment of debt	—	—	—	102,757
Interest expense, net	92,878	84,276	262,270	267,211
Other operating expense (income), net	3,764	(2,422)	220	(4,045)
Impairment charges	871	—	22,676	118,950
Depreciation & amortization	57,846	65,600	178,830	190,019
Share-based compensation	5,290	5,874	16,880	14,331
Restructuring and other costs	715	18,729	12,922	44,612
Adjusted EBITDA	$129,483	$136,348	$359,844	$200,959
Reconciliation of Corporate Expenses to Adjusted Corporate Expenses

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021
Corporate expenses	$(37,433)	$(41,806)	$(120,159)	$(113,576)
Share-based compensation	5,290	5,874	16,880	14,331
Restructuring and other costs	(806)	1,498	9,742	8,612
Adjusted Corporate expenses	$(32,949)	$(34,434)	$(93,537)	$(90,633)

Reconciliation of Consolidated Net Loss to FFO and AFFO

	Three Months Ended September 30,	Nine Months Ended September 30,
(in thousands)	2022	2022
Consolidated net loss	$(38,780)	$(193,826)
Depreciation and amortization of real estate	49,067	151,585
Loss on disposal of real estate, net of tax	1,126	7,082
Impairment of real estate	871	22,676
Adjustment for unconsolidated affiliates and non-controlling interest	(1,479)	(3,164)
Funds From Operations (FFO)	$10,805	$(15,647)
Capital expenditures–maintenance	(13,560)	(31,415)
Straight-line rent effect	190	1,484
Depreciation and amortization of non-real estate	8,779	27,245
Amortization of deferred financing costs and discounts	2,824	8,381
Share-based compensation	5,290	16,880
Deferred taxes	(22,396)	(4,677)
Restructuring and other costs	715	12,922
Transaction costs	2,320	11,968
Foreign exchange transaction loss	28,762	63,003
Non-service related pension benefits	(677)	(1,977)
Other items	464	260
Adjusted Funds From Operations (AFFO)	$23,516	$88,427
Reconciliation of Consolidated Net Loss Guidance1 to Adjusted EBITDA Guidance1

	Full Year 2022
(in millions)	Low	High
Consolidated net loss	$(165)	$(138)
Adjustments:
Income tax expense	5	5
Other expense, net	53	53
Interest expense, net	360	363
Other operating expense, net	3	3
Impairment charges	23	23
Depreciation & amortization	241	241
Share-based compensation	21	21
Restructuring and other costs	19	19
Adjusted EBITDA	$560	$590
1Guidance excludes movements in FX.

Reconciliation of Corporate Expenses Guidance1 to Adjusted Corporate Expenses Guidance1

	Full Year 2022
(in millions)	Low	High
Corporate expenses	$(159)	$(169)
Share-based compensation	21	21
Restructuring and other costs	13	13
Adjusted Corporate expenses	$(125)	$(135)
1Guidance excludes movements in FX.
Reconciliation of Consolidated Net Loss Guidance1 to FFO and AFFO Guidance1

	Full Year 2022
(in millions)	Low	High
Consolidated net loss	$(165)	$(138)
Depreciation and amortization of real estate	204	204
Loss on disposal of real estate, net of tax	10	10
Impairment of real estate	23	23
Adjustment for unconsolidated affiliates and non-controlling interest	(4)	(4)
Funds From Operations (FFO)	$68	$95
Capital expenditures–maintenance	(57)	(64)
Straight-line rent effect	5	5
Depreciation and amortization of non-real estate	37	37
Amortization of deferred financing costs and discounts	11	11
Share-based compensation	21	21
Deferred taxes	(12)	(12)
Restructuring and other costs	19	19
Transaction costs	13	13
Foreign exchange transaction loss	58	58
Non-service related pension benefits	(3)	(3)
Adjusted Funds From Operations (AFFO)	$160	$180
1Guidance excludes movements in FX.
Conference Call
The Company will host a conference call to discuss these results on November 8, 2022 at 8:30 a.m. Eastern Time. The conference call number is 1-833-927-1758 (U.S. callers) and 1-929-526-1599 (international callers), and the access code for both is 913379. A live audio webcast of the conference call will be available on the “Events and Presentations” section of the Company’s investor website (investor.clearchannel.com). Approximately two hours after the live conference call, a replay of the webcast will be available for a period of 30 days on the “Events and Presentations” section of the Company’s investor website.

About Clear Channel Outdoor Holdings, Inc.
Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) is at the forefront of driving innovation in the out-of-home advertising industry. Our dynamic advertising platform is broadening the pool of advertisers using our medium through the expansion of digital billboards and displays and the integration of data analytics and programmatic capabilities that deliver measurable campaigns that are simpler to buy. By leveraging the scale, reach and flexibility of our diverse portfolio of assets, we connect advertisers with millions of consumers every month across more than 500,000 print and digital displays in 24 countries.
For further information, please contact:
Investors:
Eileen McLaughlin
Vice President - Investor Relations
(646) 355-2399
InvestorRelations@clearchannel.com
Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this earnings release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Clear Channel Outdoor Holdings, Inc. and its subsidiaries (the “Company”) to be materially different from any future results, performance, achievements, guidance, goals and/or targets expressed or implied by such forward-looking statements. The words “guidance,” “believe,” “expect,” “anticipate,” “estimate,” “forecast,” “goals,” “targets” and similar words and expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about our guidance, outlook, long-term forecast, goals or targets; our business plans and strategies; and our expectations about certain markets, strategic review processes and our liquidity, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict.
Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this earnings release include, but are not limited to: risks associated with weak or uncertain global economic conditions and their impact on the level of expenditures on advertising; heightened levels of economic inflation and rising interest rates; fluctuations in operating costs; supply chain shortages; our ability to achieve expected financial results and growth targets; geopolitical events, such as the war in Ukraine and the associated global effects thereof; the continued impact of the COVID-19 pandemic on our operations and on general economic conditions; our ability to service our debt obligations and to fund our operations and capital expenditures; the impact of our substantial indebtedness, including the effect of our leverage on our financial position and earnings; industry conditions, including competition; our ability to obtain and renew key contracts with municipalities, transit authorities and private landlords; technological changes and innovations; shifts in population and other demographics; changes in labor conditions and management; regulations and consumer concerns regarding privacy and data protection; a breach of our information security systems and measures; legislative or regulatory requirements; restrictions on out-of-home advertising of certain products; the impact of the continued strategic review of our European business and assets, including a possible sale of all or a part thereof; our ability to execute restructuring plans; the impact of future dispositions, acquisitions and other strategic transactions; third-party claims of intellectual property infringement, misappropriation or other violation against us or our suppliers; the risk that indemnities from iHeartMedia will not be sufficient to insure us against the full amount of certain liabilities; risks of doing business in foreign countries; fluctuations in exchange rates and currency values; the volatility of our stock price; the effect of analyst or credit ratings downgrades; our ability to continue to comply with the applicable listing standards of the New York Stock Exchange; the ability of our subsidiaries to dividend or distribute funds to us in order for us to repay our debts; the restrictions contained in the agreements governing our indebtedness limiting our flexibility in operating our business; the phasing out of LIBOR; our dependence on our management team and other key individuals; continued scrutiny and changing expectations from investors, lenders, customers, government regulators and other stakeholders; and certain other factors set forth in our other filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this earnings release. Other key risks are described in the section entitled "Item 1A. Risk Factors" of the Company’s reports filed with the SEC, including the Company's Annual Report on Form 10-K for the year ended December 31, 2021. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.